CLIMACHEM, INC.

                  103/4% SERIES B SENIOR NOTES
                          DUE 2007


Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                            CUSIP NO. 187168 AC 3
                                           ISIN NO. US 187168AC33

No. 001                                                   $105,000,000


     ClimaChem, Inc., an Oklahoma corporation (the "Issuer"), which term includes any successor corporation under the Indenture hereinafter referred to) for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Five Million Dollars, on December 1, 2007.

           Interest Payment Dates: June 1 and December 1.

              Record Dates: May 15 and November 15.

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.


                              2

     IN WITNESS WHEREOF, the Issuer has caused this Instrument to be duly executed under its corporate seal.


                               CLIMACHEM, INC.



                               By:_______________________________
                                  Name: Tony M. Shelby
                                  Title:   Vice President - Chief
                                           Financial Officer

Attest:
       -----------------------------------
            Barry H. Golsen, Vice President


                                3


                         ClimaChem, Inc.


                      Authentication Order
                      --------------------


                          May 28, 1998


Bank One, NA
100 E. Broad Street
Columbus, Ohio  43215
Attention: Corporate Trust Administration

Ladies and Gentlemen:

     Pursuant to Section 2.2 of the Indenture, dated as of November 26, 1997 (the "Indenture"), among ClimaChem, Inc., an Oklahoma corporation (the "Company"), the Guarantors named therein, and you, as Trustee, you are hereby requested to authenticate, in the manner provided by the Indenture, $105,000,000 aggregate principal amount of the Company's 103/4% Series B Senior Notes due 2007 ("Series B Notes") duly executed by the proper officers of the Company and enclosed herewith and to deliver said authenticated notes to, or upon the order of, an officer of the Company at 10:00 a.m. on May 29, 1998.

                             Very truly yours,



                             By:_________________________________
                                  Name:  Tony M. Shelby
                                  Title:  Vice President - Chief
                                          Financial Officer



                             By:_________________________________
                                  Name:  Barry H. Golsen
                                  Title: Vice President


                               4



              TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Securities described in the within-mentioned Indenture.


Dated:  May 29, 1998       Bank One, NA, as Trustee


                            By:___________________________
                               Authorized Signatory


                                5



                         CLIMACHEM, INC.

                  10 3/4% SERIES B SENIOR NOTES
                           DUE 2007


1.  Interest.
    --------

ClimaChem, Inc., an Oklahoma corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at a rate of 10 3/4% per annum. To the extent it is lawful, the Issuer promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 3/4% per annum compounded semi-annually.

     The Issuer will pay interest semi-annually on December 1 and June 1 of each year (each, an "Interest Payment Date"), commencing June 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities pursuant to the Indenture or, if no interest has been paid, from November 26, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.  Method of Payment.
    ------------------

     The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuer shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of principal, premium and interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities and all other Securities the Holders of which shall have provided written wire transfer instructions to the Issuer and the Paying Agent.

3.  Paying Agent and Registrar.
    ---------------------------

     Initially, Bank One, NA (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.


                               6


4.  Indenture.
    ----------

     The Issuer issued the Securities under an Indenture, dated November 26, 1997 (the "Indenture"), among the Issuer, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior obligations of the Issuer limited in aggregate principal amount to $105,000,000.

5.  Redemption.
    ----------

     Except as provided in this Paragraph 5, the Issuer shall not have the right to redeem any Securities. The Securities are redeemable in whole or from time to time in part at any time on or after December 1, 2002, at the option of the Issuer, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing December 1 of each of the years indicated below, in each case (subject to the right of Holders of record on the Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), plus any accrued but unpaid interest to the Redemption Date.

               Year                           Redemption Price
               ----                           ----------------

               2002                                  105.375%
               2003                                  103.583%
               2004                                  101.792%
               2005 and thereafter                   100.000%

     Until December 1, 2000, upon a Public Equity Offering of common stock of the Issuer for cash, up to $35 million aggregate principal amount of the Notes may be redeemed at the option of the Issuer within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at 110.75% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest to the date of redemption; provided, however, that immediately following such redemption not less than $65 million aggregate principal amount of the Notes are outstanding.

     Any redemption of the Notes shall comply with Article III of the Indenture.


                               7


6.  Notice of Redemption.
    ---------------------

     Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption
Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued but unpaid interest to the Redemption Date.

7.  Denominations; Transfer; Exchange.
    ----------------------------------

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.  Persons Deemed Owners.
    ----------------------

     The registered Holder of a Security may be treated as the owner of it for all purposes.

9.  Unclaimed Money.
    ----------------

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     ------------------------------------------

     If the Issuer at any time deposits into an irrevocable trust with the Trustee Cash or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

11.  Amendment; Supplement; Waiver.
     ------------------------------

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal


                               8

amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, comply with the TIA or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.
     ---------------------

     The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

13.  Change of Control.
     -----------------

     In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Issuer to purchase on the Change of Control Purchase Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a cash price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to and including the Change of Control Purchase Date.

14.  Certain Asset Sales.
     --------------------

     The Indenture imposes certain limitations on the ability of the Issuer to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Issuer generally will be required either to reinvest the proceeds of such Asset Sale in its business, use such proceeds to retire debt, or to make an asset sale offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued and unpaid interest to the purchase date, as more fully set forth in the Indenture.

15.  Successors.
     -----------

     When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.  Defaults and Remedies.
     ----------------------

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be


                              9

due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

17.  Trustee Dealings with Issuer.
     -----------------------------

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     ---------------------------

     No direct or indirect stockholder, director, officer or employee, as such, past, present or future of the Issuer, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Issuer or the Guarantors under the Securities or the Indenture by reason of his status as such stockholder, director, officer or employee, except to the extent such person is the Issuer or a Guarantor. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.
     ---------------

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20. Abbreviations and Defined Terms.
     -------------------------------

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     --------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22  Governing Law.
     --------------

     The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.


                                11


                        ASSIGNMENT


                 I or we assign this Security to




(Print or type name, address and zip code of assignee)


     Please insert Social Security or other identifying number of assignee
                    -------------------------------

and irrevocably appoint ___________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:               Signed:
       -------------        -------------------------------------
                            (Sign exactly as your name appears on
                              the other side of this Security)

Signature guarantee:


                               12


                    OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box:

-------   Section 4.13

-------   Article X


     If you want to elect to have only part of this Security purchased by the Issuer pursuant to the Indenture, state the principal amount you want to have purchased: $------


Date:  ----- Signature: ---------------------------------------
                         (Sign exactly as your name appears on
                          the other side of this Security)

Signature guarantee:-----------------------------------


                              13

          SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(1)


     The following exchanges of a part of this Global Security for definitive
Securities have been made:

           Amount of              Amount of              Principal Amount of
           decrease in Principal  increase in Principal  this Global             Signature of
           Amount of this         Amount of this         Security following      authorized signatory
Date of    Global                 Global                 Such decrease (or       of Trustee or
Exchange   Security               Security               increase)               Securities Custodian
-----------------------------------------------------------------------------------------------------





---------------------------
 1 This schedule should only be added if the Security is a Global Security.


                               14




                           GUARANTEE


For value received, each of the undersigned corporations hereby irrevocably, unconditionally guarantees on a senior basis to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guarantee were issued, of the principal of, premium (if any) and interest on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XI of the Indenture. The Guarantee of the Security upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.

International Environmental Corporation T.E.S. Mining Services Pty. Ltd.
Climate Master, Inc.                    Total Energy Systems (NZ) Ltd.
CHP Corporation
KOAX Corp.
APR Corporation                         By:
LSB Chemical Corp.                          --------------------------------
Slurry Explosive Corporation                Name: David M. Shear
Universal Tech Corporation                  Title:   Secretary
Total Energy Systems Limited
Northwest Financial Corporation
DSN Corporation
El Dorado Chemical Company              Climate Mate, Inc.


By:                                     By:
    ---------------------------------       --------------------------------
     Name:  Tony M. Shelby                   Name:  Brian Haggart
     Title: Vice President                   Title: Vice President

The Environmental Group                 The Environmental Group, Inc.
 International Limited


By:                                     By:
     ---------------------------------      --------------------------------
     Name:  Barry H. Golsen                 Name:  Barry H. Golsen
     Title: Director                        Title: Executive Vice President



                               15